UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

QUANERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39222	88-0535845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Lakeside Drive
Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 245-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QNGY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	QNGY WT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 8, 2022, Quanergy Systems, Inc., a Delaware corporation (the “Company”) (f/k/a CITIC Capital Acquisition Corp. (“CCAC”)), filed a Current Report on Form 8-K and Amendment No. 1 on Form 8-K/A (together, the “Original Report”) to report the Closing and related matters under Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.06 and 9.01 of Form 8-K. On March 31, 2022, the Company filed Amendment No. 2 on Form 8-K/A to amend the financial statements provided under Items 9.01(a) and 9.01(b) in the Original Report to include (a) the audited consolidated financial statements of Legacy Quanergy as of and for the years ended December 31, 2021 and 2020 and the related notes and (b) the unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2021.

This Amendment No. 3 amends the disclosure provided under Item 4.01 in the Original Report to confirm that, upon the Company’s filing of the 2021 Form 10-K on March 31, 2022, WithumSmith+Brown, PC was dismissed as, and Grant Thornton LLP became, the Company’s independent registered public accounting firm. This Amendment No. 3 does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments at the Company subsequent to the filing date of the Original Report.

Capitalized terms used herein by not defined herein have the meanings given to such terms in the Original Report.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On February 8, 2022, our Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2022. Grant Thornton served as the independent registered public accounting firm of Legacy Quanergy prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on February 8, 2022 that it would be dismissed effective following the completion of the Company’s audit for the year ended December 31, 2021, which consists only of the accounts of CCAC prior to the Business Combination, and replaced by Grant Thornton as our independent registered public accounting firm. On March 31, 2022, following the completion of CCAC’s audit for the year ended December 31, 2021, Withum was dismissed as our independent registered public accounting firm.

Withum’s report on the Company’s balance sheets as of December 31, 2021 and 2020, the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the years ended December 31, 2021 and 2020, and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from September 9, 2019 (inception) to December 31, 2021 and the subsequent interim period through March 31, 2022, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

During the period from September 9, 2019 (inception) to December 31, 2021, and the interim period through March 31, 2022, the Company did not consult Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We provided Withum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and requested that Withum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Withum is attached hereto as Exhibit 16.1.

Item 9.01.	Completion of Acquisition of Assets.

(d) Exhibits:

Exhibit Number	Description

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated April 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2022

QUANERGY SYSTEMS, INC.

By:	/s/ Patrick Archambault
Patrick Archambault
Chief Financial Officer